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                               EXHIBIT A(3)(a)

                      Principal Underwriter's Agreement


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                       PRINCIPAL UNDERWRITER'S AGREEMENT

     IT IS HEREBY AGREED by and between SENTRY LIFE INSURANCE COMPANY ("INSURANCE COMPANY") on behalf of SENTRY VARIABLE LIFE ACCOUNT I (the "Variable Life Account") and SENTRY EQUITY SERVICES, INC. ("PRINCIPAL UNDERWRITER") as follows:

                                       I

     INSURANCE COMPANY proposes to issue and sell Flexible Premium Variable Life Insurance Policies ("the Policies") to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Policies to be sold are more fully described in the registration statement and the prospectus hereinafter mentioned. Such Policies will be issued by INSURANCE COMPANY through the Variable Life Account.

                                       II

     INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Policies issued through the Variable Life Account. PRINCIPAL UNDERWRITER will sell the Policies under such terms as set by




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INSURANCE COMPANY and will make such sales to purchasers permitted to buy such
Policies as specified in the prospectus.

                                      III

     PRINCIPAL UNDERWRITER agrees that it shall undertake at its own expense, to perform all duties and functions which are necessary and proper for the distribution of the Policies.

                                       IV

     PRINCIPAL UNDERWRITER shall be compensated for its distribution service based on all commissions and overwrites attributable to Policy Premiums accepted by INSURANCE COMPANY on the Policies covered hereby according to the schedule below;


  Calendar Year Commissions
       and Overwrites                         Compensation Rate
----------------------------------------      -----------------

        First 750,000                              115%
        Next 750,000                               110%
        Over 1,500,000                             105%


                                       V

     On behalf of the Variable Life Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents with PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Policies. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectus as PRINCIPAL UNDERWRITER shall request.



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                                       VI

     PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Policies or the Variable Life Account of INSURANCE COMPANY other than those contained in the current registration statement or prospectus filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.



                                      VII

     Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                      VIII

     This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

     This Agreement may at any time be terminated by either party hereto upon not less than 60 days' written notice to the other party.






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                                       IX

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

     EXECUTED this 28 day of February, 1986.

                                                   INSURANCE COMPANY
                                                   SENTRY LIFE INSURANCE COMPANY

                                                   BY:  /s/ Peter P. Trapp
                                                      -------------------------
                                                            President

ATTEST:  /s/ Caroline E. Fribance
       -----------------------------
               Secretary


                                                   PRINCIPAL UNDERWRITER
                                                   SENTRY EQUITY SERVICES, INC.

                                                   BY:  /s/ R.L. Baldwin
                                                      --------------------------
                                                            President

ATTEST:  /s/ Caroline E. Fribance
        -----------------------------
                Secretary


(VL-1)




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